UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 13, 2024

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, the Board of Directors (the “Board”) of Funko, Inc. (the “Company”) increased the size of the Board from eight to nine directors and elected Jason Harinstein as a Class I director of the Company, effective immediately.

Mr. Harinstein, age 49, has served as the Chief Financial Officer of Collectors Holdings, Inc., a provider of authentication and grading services, since December 2021. Prior to such role, he served as Chief Financial Officer for Flatiron Health, a healthtech company dedicated to improving cancer care, from April 2017 to December 2021. Mr. Harinstein has served on the Board of Directors of Groupon, Inc. since July 2023 and previously served on the Board of Directors of Alkuri Global Acquisition Corp. from January 2021 to December 2021. Mr. Harinstein received his B.A. from Northwestern University and his M.B.A. from the University of Chicago. The Board believes Mr. Harinstein is qualified to serve as a director of the Company due to his financial expertise, leadership experience and knowledge of the collectibles industry.

Mr. Harinstein will be compensated consistent with the Company’s Non-Employee Director Compensation Policy as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2024. The Company expects to enter into the Company’s standard form of indemnification agreement with Mr. Harinstein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2024	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary